UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

EIGHTCO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA 18042	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2024, Eightco Holdings Inc. (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) among Ferguson Containers, Inc., the Company’s wholly-owned subsidiary (the “Seller”), Ferguson Containers, LLC (the “Buyer”) and Edward Reichard and Derick Reichard (the “Buyer’s Owners” and together with the Buyer, the “Buying Parties”). Pursuant to the Purchase Agreement, the Company agreed to sell certain assets (the “Purchased Assets”) constituting the business of the Seller to the Buyer. The purchase price for the Purchased Assets will be (i) an aggregate of $557,835 in cash, (ii) $2,500,000 issued in the form of a seller note, which note, assuming closing of the transaction by December 31, 2024, will bear interest at the rate of 9.75% per year, payable in equal monthly installments of $32,692.56 beginning on January 1, 2025 and will be due and payable in full on December 31, 2034, and (iii) the right to receive certain earnout consideration upon the achievement of the following milestones:

(i)	If the Buying Parties achieve $1,000,000 of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2024 attributable to the Purchased Assets, the Seller shall receive an additional Two Hundred Fifty Thousand Dollars ($250,000). If the EBITDA for 2024 is between $900,000 and $1,000,000, the Seller is entitled to a prorated amount of the Two Hundred Fifty Thousand Dollars ($250,000).

(ii)	If the Buying Parties achieve $1,000,000 of EBITDA for 2025 attributable to the Purchased Assets, Seller shall receive an additional Two Hundred Fifty Thousand Dollars ($250,000). If the EBITDA for 2025 is between $900,000 and $1,000,000, the Seller is entitled to a prorated amount of the Two Hundred Fifty Thousand Dollars ($250,000).

The agreement is subject to certain conditions, including, among others, the approval of the Purchase Agreement and related transactions by the stockholders of the Company. The Company intends to seek approval of its stockholders for such agreement and transaction at the next meeting of its stockholders which is expected to be held prior to the end of 2024.

The Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of November 22, 2024, by and among Ferguson Containers, Inc., Eightco Holdings, Inc., Ferguson Containers, LLC and Edward Reichard and Derick Reichard
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2024
Eightco Holdings Inc.

	By:	/s/ Paul Vassilakos
	Name:	Paul Vassilakos
	Title:	Chief Executive Officer